EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") dated as of January 30, 2015, by and between Travel Time Technologies Inc. and  Leisure Logic Systems Inc. 10074 Matthew Lane, Highlands Ranch, CO 80130 (the "Seller") and the Purchasers Puget Technologies, Inc.

RECITALS

WHEREAS, Seller is the owner of 100% of certain assets more fully described on Exhibit A:

WHEREAS, Pursuant to the terms and conditions of this Agreement, Seller desires to sell, and Purchaser desires to purchase, all of the Seller's rights, title, and interest in and to all of the assets of Seller as further described herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.

Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall accept and purchase, the assets and any and all rights in the assets to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of his rights, titles and interest in and to the assets to Purchaser. Such sale of the assets shall be evidenced by a Bill of Sale, duly endorsed in by Seller.

2.

Consideration. In consideration for the sale of the Shares, Purchaser shall deliver to Seller the following:

CASH
AT CLOSE	$ 25,000
Monday Feb 23, 2015	25,000
Monday April 13, 2015	50,000
TOTAL	$ 100,000

Purchaser shall also deliver 2,000,000 common shares of Puget Technologies, Inc at closing and will also pay an additional 2,000,000 common shares if total cumulative revenue from the assets exceeds $18,000,000 within three years from the date of closing.

3. Closing; Deliveries.

(a) The purchase and sale of the assets shall be held on or before January 31, 2015 (the "Closing").

(b) At the Closing, Seller shall deliver to Purchaser a Bill of Sale evidencing the assets, duly endorsed by Seller, or other instruments of transfer in form and substance reasonably satisfactory to Purchaser, (B) any other documents as may be required under applicable law or reasonably requested by Purchaser.  At Closing Purchaser shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller and the 2,000,000 common shares of Puget Technologies, Inc.

4. Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Purchaser as follows:

4.1

Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

4.2

Ownership. Seller is the sole record and beneficial owner of the assets, has good and marketable title to the assets, free and clear of all Encumbrances (hereafter defined), and has full legal right and power to sell, transfer and deliver the assets to Purchaser in accordance with this Agreement. "Encumbrances" means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to the assets, free and clear of all Encumbrances. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the assets.

4.3

Not Used.  Not Used.

4.4

No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Seller is a party or by which he is bound, or to which the assets are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Seller or the assets.

4.5

No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Seller of any of the transactions on its part contemplated under this Agreement.

4.6

No Other Interest. Neither Seller nor any of his respective affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares.

4.7

No General Solicitation or Advertising. Neither any Seller nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").

4.8

Non-Affiliate Status. Seller is not an officer, director, owner of more than ten percent (10%) of the outstanding capital stock of the Company or is otherwise in a controlling position with, or an affiliate of, the Company (nor has Seller been so designated during the three (3) months immediately preceding the date hereof), as defined in paragraph (a) of Rule 144 and Rule 405 promulgated under the Securities Act of 1933, as amended.

4.9

Full Disclosure. No representation or warranty of the Seller to the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that has specific application to the assets or the Company that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the assets that has not been set forth in this Agreement.

5.

 Representations and Warranties of Purchaser. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller as follows:

5.1

Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2

No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3

No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4

Potential Loss of Investment. Purchaser understands that an investment in the assets is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

5.5

Receipt of Information. Purchaser has received all documents, records, books and other information pertaining to his investment that has been requested by the Purchaser. Seller acknowledges that all corporate records of the assets Entities shall transfer to Purchaser with this transaction and warrant that all such records will be transferred promptly.

5.6

No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.7

Investment Experience. The Purchaser (either by himself or with his advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of his business and financial experience to protect his own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of his investment in the Shares.

5.8

Not Used. Not Used

6.

Indemnification; Survival.

6.1

Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party's agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

6.2

Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

7.

Miscellaneous.

7.1

Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2

Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3

Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Denver, Colorado in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

7.4

Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.5

Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

7.6

Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7.7

Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

7.8

Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9

Severability.

If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.10

Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

SELLER:

______________________________

Steven D Nicol, Travel Time Technologies Inc. and  Leisure Logic Systems Inc.

BUYER:

___________________________

Thomas M Jaspers, Puget Technologies, Inc.

Exhibit A

Asset list

Equipment

(2) Dell CS24-SC Server 2x Intel L5420 Quad-Core Xeon 2.5GHz 16GB 4x 146Gb 1U Server

Operating Systems

Microsoft

Linux

Hosting Agreement

Handy Networks

Security License

SSL Certificate

Customer List

URL's/Web Sites

www.LeisureLogicTechnologies.com

www.SunStyleBeachVacations.com

www.LLTS.com

www.ArubaVacationCenter.com

www.CoOwnersTravelRewards.com

www.JamaicaVacationCenter.com

www.KauaiVacationCenter.com

www.MauiVacationCenter.com

www.OahuVacationCenter.com

www.MexicoVacationCenter.com

www.TheVacationHunters.com

Contracts/Agreements

Met Global

RoomsXML

Travel Impressions

Associations/Memberships

ASTA (American Society of Travel Agents

TRUE (Travel Retailer Universal Enumeration)

Supplier Agreements

Globus

Apple

Mark Travel

MLT

Aero Mexico

Solar Tours

Gate One

US Airways

GoGo WWV

Viking River Cruises

Pleasant Holidays

Trafalgar

Rail Europe

Blue Sky Tours

Alaska Vacations

Delta Vacations

Paul Gauguin Cruises

Merchant Processor Agreement

NTS

Software

SQL

LLTS Back Office

Lead Distribution

Advertising Agreements and Subscriptions

Bing

Google

Vertical Response